SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                FORM 8-K/A

                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): March 31, 1997



                         TRINITY INDUSTRIES, INC.
          (Exact name of registrant as specified in its charter)





      Delaware                         1-6903               75-0225040
(State or other jurisdiction (Commission File Number)     (IRS Employer
      of incorporation)                                 dentification No.)





       2525 Stemmons Freeway
            Dallas, Texas                              75207-2401
(Address of principal executive offices)               (Zip Code)




     Registrant's telephone number, including area code: 214/631-4420






Reference is made to the Current Report on Form 8-K (the "Form 8-K") filed by Trinity Industries, Inc. on April 14, 1997. The Form 8-K is hereby amended to read as follows:

Item 2.   Acquisition or Disposition of Assets

          On March 31, 1997 Trinity Industries, Inc. ( Trinity ) distributed to its stockholders 15,000,000 shares of common stock of Halter Marine Group, Inc. ( Halter ), representing approximately 81.3% of the outstanding shares of Halter Common Stock (the "Distribution"). In September 1996, Halter conducted an initial public offering and sold shares representing approximately 18.7% of its outstanding common stock. As a result of the Distribution, Trinity and Halter are no longer affiliated entities.

          Pursuant to Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" ("APB 30"), the Consolidated Financial Statements of Trinity have been restated to reflect the Distribution. Accordingly, the revenues, costs and expenses and assets and liabilities of Halter have been excluded from the respective captions in the Consolidated Financial Statements of Trinity. The net operating results of Halter have been reported net of applicable income taxes as "Income (loss) from discontinued operations" and the net assets of Halter have been reported as "Net assets of discontinued operations."

          Trinity's Consolidated Balance Sheets as of March 31, 1997 and 1996 and the related consolidated statements of income, cash flows and stockholders' equity for each of the three years in the period ended March 31, 1997 follow:




                          CONSOLIDATED INCOME STATEMENT
                                                      Year Ended March 31
                                                   1997      1996      1995
(in millions except per share data)
Revenues. . . . . . . . . . . . . . . . . . . .  $2,234.3  $2,241.7  $2,064.3
Operating costs:
  Cost of revenues. . . . . . . . . . . . . . .   1,877.6   1,929.0   1,812.3
  Selling, engineering and administrative
   expenses . . . . . . . . . . . . . . . . . .     124.0     105.6      92.1
  Retirement plans expense. . . . . . . . . . .      18.5      12.2      11.0
                                                  2,020.1   2,046.8   1,915.4
Operating profit. . . . . . . . . . . . . . . .     214.2     194.9     148.9

Other (income) expenses:
  Interest income . . . . . . . . . . . . . . .      (0.5)     (1.8)     (0.8)
  Interest expense. . . . . . . . . . . . . . .      21.4      30.8      29.5
  Other, net. . . . . . . . . . . . . . . . . .      12.0       0.1      (1.4)
                                                     32.9      29.1      27.3
Income from continuing operations before
 income taxes . . . . . . . . . . . . . . . . .     181.3     165.8     121.6
Provision (benefit) for income taxes:
  Current . . . . . . . . . . . . . . . . . . .      71.2      77.0      77.7
  Deferred. . . . . . . . . . . . . . . . . . .      (3.6)    (12.5)    (29.5)
                                                     67.6      64.5      48.2
Income from continuing operations . . . . . . .     113.7     101.3      73.4

Discontinued operations:
  Income from discontinued operations (net of
    income taxes of $10.9, $8.1, and $10.2,
    respectively) . . . . . . . . . . . . . . .      14.5      12.5      15.7
  Gain from sale of subsidiary stock in an
    initial public offering . . . . . . . . . .       9.3        -         -
                                                     23.8      12.5      15.7
Net income. . . . . . . . . . . . . . . . . . .  $  137.5  $  113.8  $   89.1

Income per common and common equivalent share
 from continuing operations . . . . . . . . . .  $   2.66  $   2.42  $   1.81

Income per common and common equivalent share
 from discontinued operations . . . . . . . . .      0.55      0.30      0.39
Net income per common and common
 equivalent share . . . . . . . . . . . . . . .  $   3.21  $   2.72  $   2.20
Weighted average number of common and common
  equivalent shares outstanding . . . . . . . .      42.8      41.9      40.5


See accompanying notes to consolidated financial statements.

                    CONSOLIDATED BALANCE SHEET
                                                              March 31
                                                          1997       1996
(in millions except per share data)
Assets
Cash and cash equivalents. . . . . . . . . . . . . .    $   12.2  $   14.7
Receivables (net of allowance for doubtful accounts
  of $1.0 in 1997 and $1.1 in 1996). . . . . . . . .       236.9     285.2
Inventories:
  Raw Materials and Supplies . . . . . . . . . . . .       216.7     212.2
  Work in process. . . . . . . . . . . . . . . . . .        41.9      78.6
  Finished goods . . . . . . . . . . . . . . . . . .        55.9      38.9
                                                           314.5     329.7
Property, plant and equipment, at cost:. . . . . . .     1,136.5   1,007.1
Less accumulated depreciation. . . . . . . . . . . .      (424.9)   (369.6)
                                                           711.6     637.5
Net assets of discontinued operations . . . . . . . ..        -      109.3
Other assets. . . . . . . . . . . . . . . . . . . . .       81.2      50.2
                                                        $1,356.4  $1,426.6

Liabilities and Stockholders' Equity
Short-term debt . . . . . . . . . . . . . . . . . . .   $   64.0  $  216.0
Accounts payable and accrued liabilities. . . . . . .      261.2     210.0
Long-term debt. . . . . . . . . . . . . . . . . . . .      178.6     206.4
Deferred income taxes . . . . . . . . . . . . . . . .       22.8      33.1
Other liabilities . . . . . . . . . . . . . . . . . .       20.3      15.1
                                                           546.9     680.6
Stockholders' equity:
 Common stock - par value $1 per share;
  authorized - 100.0 shares; shares issued and
  outstanding in 1997 - 43.0; in 1996 - 41.6 . . . .        43.0      41.6
 Capital in excess of par value. . . . . . . . . . .       273.3     239.6
 Retained earnings . . . . . . . . . . . . . . . . .       493.2     464.8
                                                           809.5     746.0
                                                        $1,356.4  $1,426.6

See accompanying notes to consolidated financial statements.


          CONSOLIDATED STATEMENT OF CASH FLOWS
                                                        Year Ended March 31
(in millions)                                           1997    1996    1995
Cash flows from operating activities:
 Net income. . . . . . . . . . . . . . . . . . . . .   $137.5  $113.8  $ 89.1
 Less: Income from discontinued operations . . . . .    (23.8)  (12.5)  (15.7)
 Income from continuing operations . . . . . . . . .    113.7   101.3    73.4
Adjustments to reconcile net income to net cash
  provided (required) by operating activities:
   Depreciation. . . . . . . . . . . . . . . . . . .     87.8    69.2    53.2
   Deferred benefit for income taxes . . . . . . . .     (3.6)  (12.5)  (29.5)
   (Gain) loss on sale of property, plant
    and equipment. . . . . . . . . . . . . . . . . .     (4.3)    3.1    (0.7)
   Other . . . . . . . . . . . . . . . . . . . . . .     (4.5)   (6.7)   (6.6)
   Change in assets and liabilities:
    (Increase) decrease in receivables . . . . . . .     64.7   (14.9)  (15.4)
    (Increase) decrease in inventories . . . . . . .     17.9    (3.6)  (39.5)
    (Increase) decrease in other assets. . . . . . .    (32.0)    7.8   (11.0)
    Increase (decrease) in accounts payable and
     accrued liabilities . . . . . . . . . . . . . .     51.5   (50.2)   79.3
    Increase (decrease) in other liabilities . . . .    (12.4)    0.9    (4.8)

      Total adjustments. . . . . . . . . . . . . . .    165.1    (6.9)   25.0

   Net cash provided by operating activities . . . .    278.8    94.4    98.4

Cash flows from investing activities:
 Proceeds from sale of property, plant and equipment     59.2   100.2    83.3
 Capital expenditures. . . . . . . . . . . . . . . .   (173.5) (127.5)  (87.0)
 Payment for purchase of acquisitions. . . . . . . .     (7.9)  (18.5)  (58.3)
 Cash of acquired subsidiary . . . . . . . . . . . .      2.3     1.2     1.1
   Net cash required by investing activities . . . .   (119.9)  (44.6)  (60.9)

Cash flows from financing activities:
 Issuance of common stock. . . . . . . . . . . . . .      4.6     2.9     0.9
 Net borrowings (repayments) under short-term debt .   (152.0)   (4.0)   28.0
 Proceeds from issuance of long-term debt. . . . . .       -      7.0      -
 Payments to retire long-term debt . . . . . . . . .    (31.6)  (43.6)  (38.1)
 Dividends paid. . . . . . . . . . . . . . . . . . .    (28.7)  (27.9)  (27.2)
   Net cash required by financing activities . . . .   (207.7)  (65.6)  (36.4)
Cash flows provided by discontinued operations . . .     46.3    15.7     5.2
Net increase (decrease) in cash and cash equivalents.    (2.5)   (0.1)    6.3
Cash and cash equivalents at beginning of period. . .    14.7    14.8     8.5
Cash and cash equivalents at end of period. . . . . .  $ 12.2  $ 14.7  $ 14.8

Interest paid in fiscal 1997, 1996, and 1995 was $24.5, $36.2, and $33.0, respectively.

See accompanying notes to consolidated financial statements.


                  CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                     Common  Capital
                                         Common       Stock    in
                                         Shares       $1.00  Excess                   Total
                                     (100,000,000      Par   of Par    Retained    Stockholders'
(in millions except share             Authorized)     Value   Value    Earnings       Equity
and per share data)
Balance at March 31, 1994 . . . . .    39,711,698      $39.7  $213.4   $317.4       $570.5
  Other . . . . . . . . . . . . . .       508,996        0.5     8.3      -            8.8
  Net income. . . . . . . . . . . .        -             -       -       89.1         89.1
  Cash dividends ($0.68 per share).        -             -       -      (27.2)       (27.2)

Balance at March 31, 1995 . . . . .   40,220,694       40.2    221.7    379.3        641.2
  Other . . . . . . . . . . . . . .    1,375,343        1.4     17.9       -          19.3
  Net income. . . . . . . . . . . .       -              -        -      113.8       113.8
  Cash dividends ($0.68 per share).       -              -        -      (28.3)      (28.3)

Balance at March 31, 1996 . . . . .   41,596,037       41.6    239.6    464.8        746.0
  Distribution of Halter Marine
   Group, Inc.  . . . . . . . . . .        -             -        -     (80.2)       (80.2)
  Other . . . . . . . . . . . . . .    1,450,328        1.4     33.7       -          35.1
  Net income. . . . . . . . . . . .        -             -        -     137.5        137.5
  Cash dividends ($0.68 per share).        -             -        -     (28.9)       (28.9)

Balance at March 31, 1997 . . . . .   43,046,365      $43.0   $273.3   $493.2       $809.5

The Company has authorized and unissued 1,500,000 shares of no par value voting preferred stock.

See accompanying notes to consolidated financial statements.


                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Summary of Significant Accounting Policies

     The financial statements of Trinity Industries, Inc. and its consolidated subsidiaries ("Trinity" or the "Company") include the accounts of all significant majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. Certain amounts for periods ended prior to March 31, 1997 have been reclassified to conform to the current year presentation, including restatements to reflect the divestiture of Trinity's former subsidiary, Halter Marine Group, Inc. ("Halter").

     For purposes of the Consolidated Statement of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash investments and receivables. The Company places its cash investments in investment grade, short-term debt instruments and limits the amount of credit exposure to any one commercial issuer. Concentrations of credit risk with respect to receivables are limited due to the large number of customers in the Company's customer base, and their dispersion across different industries and geographic areas. The Company maintains an allowance for losses based upon the expected collectibility of all receivables.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The Company enters into lease contracts with third parties with terms generally ranging between one and fifteen years, wherein certain equipment manufactured by Trinity is leased for a specified type of service over the term of the contract. The Company accounts for leases principally by the operating method.

     Inventories and investments are valued at the lower of cost or market. Inventory cost is determined principally on the specific identification method. Market replacement cost or net realizable value.

     Depreciation and amortization are generally computed by the straight-line method on the estimated useful lives of the assets. The costs of ordinary maintenance and repair are charged to expense while renewals and major replacements are capitalized.

     Net income per common an common equivalent share is based on the weighted average shares outstanding plus the assumed exercise of dilutive stock options (less the number of treasury shares assumed to be purchased from the proceeds using the average market price of Trinity's common stock).

     In fiscal 1997, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," which did not have a material impact on the assets of continuing operations.

     In fiscal 1997, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," and has elected to continue to apply the accounting provisions of APB Opinion 25, "Accounting for Stock Issued to Employees." See Stock Plans in Notes to Consolidated Financial Statements.

     In February 1997, Statement of Financial Accounting Standards No. 128, "Earnings Per Share," was issued. Adoption is required by the Company beginning with the interim financial statements issued for the third quarter of fiscal 1998. The pro forma effect of applying this statement to fiscal 1997 earnings is an increase in net income per common and common equivalent share of $0.02.

Segment Information

     With the divestiture of Halter, Trinity revised its segment reporting to more accurately reflect the nature of its current operations. The new reporting format combines similar businesses to reflect current internal organizational and operational focuses. Prior year segment results are restated to the new segment reporting format.

     Trinity manufactures, sells and leases a wide variety of products principally in three business segments: (1) the Transportation Products segment which consists primarily of railcars, principally tank cars and freight cars, barges for inland waterway service, and railcar and barge leasing to various industries; (2) the Construction Products segment which consists primarily of highway guardrail and safety products, beams, girders, and columns used in construction of highway and railway bridges, passenger loading bridges and conveyor systems, and ready- mix concrete and aggregates;
(3) the Industrial Products segment which consists primarily of pressure and non-pressure containers for the storage and transportation of liquefied gases, other liquid, and dry products, weld fittings (tees, elbows, reducers, caps, flanges, etc.) used in pressure piping systems and container heads (the ends of pressure and non-pressure containers) for use internally and by other manufacturers of containers.

     Financial information for these segments is summarized in the following table. The Company operates principally in the continental United States. Intersegmental sales are shown at market prices.

     Corporate operating profit elimination consists principally of the administrative overhead of the Company.

     Corporate assets consist primarily of cash and cash equivalents, other assets, notes receivable, land held for investment, and certain property, plant and equipment.

     The Transportation Products segment includes revenues from one customer which accounted for 10.8 percent, 14.9 percent, and 14.1 percent of consolidated revenues in fiscal 1997, 1996, and 1995, respectively.

     In the Segments of Business table below, the caption 'Additions (net) to property, plant and equipment' does not include Business Acquisitions.

Segments of Business
                                                                  Eliminations
                                  Transpor      Construc-                     & Cor-         Consol-
                                   tation         tion       Industrial        porate        idated
(in millions)                     Products      Products      Products         Items         Total

Year ended March 31, 1997
Total revenues:
  Trade. . . . . . . . . . . . . $1,501.5       395.2        327.6            10.0         2,234.3
  Intersegment . . . . . . . . .    129.3         -            4.8          (134.1)           -
   Total . . . . . . . . . . . . $1,630.8       395.2        332.4          (124.1)        2,234.3

Operating profit (loss). . . . . $  175.2        43.4         42.5           (46.9)          214.2
Identifiable assets  . . . . . . $  846.0       210.8        164.9           134.7         1,356.4
Depreciation . . . . . . . . . . $   49.5        22.8          7.8             7.7            87.8
Additions (net) to property,
 plant and equipment . . . . . . $  100.5        15.1          7.1            (0.1)          122.6

Year ended March 31, 1996
Total revenues:
  Trade. . . . . . . . . . . . .  $1,555.2       380.6         305.4             0.5          2,241.7
  Intersegment . . . . . . . . .      86.9         -             6.5           (93.4)            -
   Total . . . . . . . . . . . .  $1,642.1       380.6         311.9           (92.9)         2,241.7

Operating profit (loss). . . . . $  157.9         43.4          35.4           (41.8)           194.9
Identifiable assets  . . . . . . $  832.5        218.4         151.6            224.1         1,426.6
Depreciation . . . . . . . . . . $   33.7         19.3           8.9              7.3            69.2
Additions (net) to property,
 plant and equipment . . . . . . $    6.8          9.2           4.1              8.7            28.8

Year ended March 31, 1995
Total revenues:
  Trade. . . . . . . . . . . . . $1,433.3        355.5         275.2              0.3         2,064.3
  Intersegment . . . . . . . . .     29.4          -             3.9            (33.3)           -
   Total . . . . . . . . . . . . $1,462.7        355.5         279.1            (33.0)        2,064.3

Operating profit (loss). . . . . $  133.8         35.6          24.6            (45.1)          148.9
Identifiable assets  . . . . . . $  821.0        228.7         136.9            213.9         1,400.5
Depreciation . . . . . . . . . . $   24.9         14.6           7.2              6.5            53.2
Additions (net) to property,
 plant and equipment . . . . . . $   (7.9)        12.9           6.9             11.3            23.2


Business Acquisitions and Divestitures

Business Acquisitions

     The Company, through wholly-owned subsidiaries, made certain business acquisitions for continuing operations during fiscal 1997, 1996 and 1995. All have been accounted for by the purchase method. The operations of these companies have been included in the consolidated financial statements from the effective dates of the acquisitions.

     In fiscal 1997, the businesses acquired for continuing operations included: (i) 100 percent of the capital stock of Transcisco Industries, Inc. in exchange for 1,162,612 shares of Trinity common stock. Transcisco is a diversified railcar services company engaged in railcar maintenance and repair, specialty railcar leasing and management services, and Russian rail transportation services through its 20 percent ownership of SFAT, Russia's largest private rail transportation services company, and (ii) certain assets of John Guidry Ready Mix Company, Inc., The Cement and Supply Company, and Pitcock Bros. Ready Mix Concrete, Inc. for cash. These assets will be used in the ready-mix concrete business. The aggregate purchase price of these acquisitions was approximately $68.6 million. Contribution of these acquisitions to revenues and operating profit during fiscal 1997 is not material.

     In fiscal 1996, the businesses acquired for continuing operations included: (i) 100 percent of the capital stock of the holding company which owns Grupo TATSA S. A. de C. V. in exchange for 1,199,000 shares of Trinity common stock. Grupo TATSA, now known as Trinity Industries de Mexico, headquartered in Mexico City, Mexico, manufactures and distributes a wide variety of fabricated steel products including containers (primarily for the storage or transportation of liquefied petroleum products), railcars and railcar parts, and heads which are used within the Company as well as sold to other manufacturers from its manufacturing facilities in Mexico City, Monclova, and Huehuetoca, Mexico; (ii) certain assets of McDonald's Ready-Mix, Brazos Point, Inc., and Dunn & Gerhart Everready Concrete, Inc. for cash. These assets are utilized in the ready-mix concrete and aggregate business; (iii) certain assets of Hall-Buck Marine, Inc. for cash. Hall-Buck's assets are utilized in the maintenance and repair of marine products; and (iv) certain assets of The Casteel Group, Inc. for cash. Casteel's assets are utilized in the fabrication of construction products. The aggregate purchase price of these acquisitions was approximately $52.6 million.

     In fiscal 1995, the businesses and properties acquired for continuing operations included: (i) 100 percent of the common stock of Concrete Pipe Products Company, Inc. and Midland Concrete, Incorporated for 149,001 shares and 35,033 shares of Trinity common stock, respectively, certain assets of Gemini Industries, Inc., Ratliff Ready-Mix, Inc., and Diamond Ready-Mix for cash, and certain properties acquired for mineral extraction. These companies and assets are utilized in the ready-mix concrete and aggregates business;
(ii) certain assets of Port Allen Marine Services, Inc., the Syntechnics Division of The Alpha Corporation of Tennessee, and New NABRICO Corporation for cash. These businesses produce and repair barges and manufacture other marine products; (iii) certain assets of Flo- Bend, Inc. for cash. These assets are utilized in the manufacture of metal components; and (iv) certain assets of the Ready-Mix Concrete Operations and Aggregate Operations of LaFarge Corporation for cash. These operations are utilized in the ready-mix concrete and aggregates business. The aggregate purchase price of these acquisitions was approximately $80.9 million.

Divestiture

     Halter Marine Group, Inc., previously a wholly-owned subsidiary of the Company, completed its initial public offering (the "Offering") of 3,450,000 shares of common stock, par value $.01 per share on October 29, 1996. The 3,450,000 shares of common stock sold to the public represented approximately
19.0 percent of the total outstanding common stock of Halter. The Company retained ownership of the remaining 15,000,000 shares. The Offering price was $11 per share of Halter common stock resulting in net proceeds to Halter of approximately $33.8 million after deducting underwriting discounts and commissions and Halter's Offering expenses. Trinity recorded a net gain of approximately $9.3 million from the sale of Halter common stock in the Offering.

     At the close of business on March 31, 1997, the Company completed the divestiture of Halter with the distribution of its remaining 15 million shares of Halter common stock to its stockholders in the form of a tax-free property distribution. Each of the Company's stockholders of record at March 21, 1997 received 0.348 of a share of Halter common stock for each share of Trinity common stock held.

     Prior year's financial statements have been reclassified to reflect the divestiture of the Halter business. The income from discontinued operations reflected in the table below is inclusive of minority interest held by stockholders outside of the Company. Summary operating results of discontinued operations are as follows (in millions):

                                             Year Ended March 31
                                          1997       1996      1995

Revenues . . . . . . . . . . . . . . .   $406.8     $254.3    $250.6

Income from discontinued operations
 before income taxes . . . . . . . . .   $ 27.0     $ 20.6    $ 25.9
Provision for income taxes . . . . . .     10.9        8.1      10.2
Income from discontinued operations. .   $ 16.1     $ 12.5    $ 15.7


   Due to the divestiture of Halter, the Halter assets at March 31, 1997 are not included in the Company's March 31, 1997 Consolidated Balance Sheet.

   At March 31, 1997, Trinity guaranteed contract performance obligations of Halter in the aggregate amount of approximately $66.1 million, and Halter has outstanding contract bid and performance bonds and similar obligations issued by third parties with Trinity as the obligor with an aggregate face amount of approximately $94.6 million.




Stock Plans

     The Company has a Stock Option and Incentive Plan (the "Plan") which provides for grants of incentive or non-qualified stock options, restricted stock awards, performance awards and stock appreciation rights ("SARs"). Grants may be made to directors, officers, and employees in managerial or other key positions in the Company. Incentive options may be granted over a period not to exceed ten years at a price not less than fair market value on the date of grant. The maximum number of shares of common stock which may be issued under the Plan shall not exceed 1,500,000 unless adjusted for changes in capitalization of the Company. The Plan provides that, to the extent awards granted pursuant to this Plan or any prior stock option plan are forfeited, expire or are canceled, they may again be granted pursuant to the provisions of this Plan. The Plan provides that if shares already owned by the optionee are surrendered as full or partial payment of the exercise price of an option, a new option (the "Reload Option") may be granted equal to the number of shares surrendered. The exercise price of the Reload Option is the fair market value on the effective date of the surrender of the shares.

     Restricted stock awards issued under the Plan may not be disposed of by the recipient until all restrictions specified in the award expire. Under the Plan, 20,000 shares of restricted stock were granted during 1997 at a grant-date fair value of $25.13 per share.


The following table summarizes stock option activity:
	                                                                               Stock Options

  																										Weighted                      Weighted
                                                                Incentive      Average     Non-Incentive     Average
																						Shares    Exercise Price     Shares     Exercise Price
Outstanding at March 31, 1994 . . . . . . . . . . . . . . . .     373,321       $18.57       1,602,686        $23.94
Granted . . . . . . . . . . . . . . . . . . . . . . . . . . .       6,100       $32.78          68,887        $36.45
Cancelled . . . . . . . . . . . . . . . . . . . . . . . . . .      (4,080)      $18.78          (6,000)       $24.78
Exercised . . . . . . . . . . . . . . . . . . . . . . . . . .     (31,731)      $18.01         (80,539)       $24.70
Outstanding at March 31, 1995 . . . . . . . . . . . . . . . .     343,610       $18.88       1,585,034        $24.44

Granted . . . . . . . . . . . . . . . . . . . . . . . . . . .      79,500       $32.59          41,273        $37.64
Cancelled . . . . . . . . . . . . . . . . . . . . . . . . . .     (10,212)      $19.99         (11,090)       $21.99
Exercised . . . . . . . . . . . . . . . . . . . . . . . . . .     (56,025)      $17.77        (245,629)       $23.61
Outstanding at March 31, 1996 . . . . . . . . . . . . . . . .     356,873       $22.07       1,369,588        $25.01

Granted . . . . . . . . . . . . . . . . . . . . . . . . . . .     305,505       $32.05         174,951        $32.62
Cancelled . . . . . . . . . . . . . . . . . . . . . . . . . .      (3,625)      $22.43          (3,000)       $26.67
Exercised . . . . . . . . . . . . . . . . . . . . . . . . . .    (105,047)      $18.39        (132,523)       $23.35
Outstanding at March 31, 1997 . . . . . . . . . . . . . . . .     553,706       $28.28       1,409,016        $26.11

     At March 31, 1997, there were 893,548 shares (1,146,660 at March 31, 1996)
reserved for future options.

The following table summarizes information about stock options outstanding at March 31, 1997:

                                                 Options Outstanding         Options Exercisable


                                  Weighted                  Weighted                      Weighted
                                  Average                    Average                       Average
                               Remaining Life   Shares    Exercise Price  		Shares    Exercise Price
Incentive options . . . . .        4 Years      164,591       $19.06          164,591       $19.06
                                  10 Years      389,115       $32.17           18,350       $32.57

Non-Incentive options . . .        3 Years      467,495       $19.29          467,495       $19.29
                                   7 Years      941,521       $29.49          298,253       $31.43
                                              1,962,722                       948,689

Pursuant to a merger agreement between Transcisco Industries, Inc. ("Transcisco") and a wholly-owned subsidiary of the Company, stock options outstanding to purchase Transcisco stock were converted to options to acquire shares of Trinity stock. Transcisco options were converted into incentive options to acquire 58,208 shares and non-incentive options to acquire 92,092 shares of Trinity stock at prices ranging from $1.17 to $29.51 per share.
For the fiscal year ended March 31, 1997, 117,518 options were exercised and 10,053 options were canceled. As of March 31, 1997, 22,729 options were outstanding and 16,633 options were exercisable.

     The exercise price for outstanding options under the Plan ranged from $16.58 to $39.25 at March 31, 1997. In connection with the Halter property distribution, stock options outstanding at the close of business on March 31, 1997 were adjusted to preserve the economic value of such options. Incentive and non-incentive options shown outstanding in the table above were adjusted to 694,192 and 1,767,899 options, respectively at prices ranging from $13.22 to $31.28. Incentive and non-incentive options pursuant to the Transcisco converted options were adjusted to 7,700 and 20,817, respectively at prices ranging from $2.11 to $22.46 per share.

     In October 1995, Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," was issued. The Company has elected the option to apply the accounting provisions of APB Opinion 25, "Accounting for Stock Issued to Employees." Accordingly, no compensation cost has been recorded for the stock options granted. The effect of computing compensation cost in accordance with SFAS No. 123 is not material to the Company's net income or net income per share. SFAS No. 123 does not apply to grants prior to fiscal year 1996.

     The weighted-average fair value of options granted during 1997 and 1996 was $9.26 and $10.39, respectively. The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                     1997     1996
Expected option life in years. . . . . . . . . . .   6.8       6.8
Interest rate. . . . . . . . . . . . . . . . . . .   6.45%     6.42%
Volatility factor. . . . . . . . . . . . . . . . .   0.209     0.224
Dividend yield . . . . . . . . . . . . . . . . . .   2.11%     2.00%


     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, the existing models, in management's opinion, do not provide a reliable measure of the fair value of its employee stock options.

Long-term Debt
                                                             March 31
                                                           1997    1996
(in millions)
 4.95-9.25 percent industrial development revenue bonds
  payable in varying amounts through 2005 . . . . . . . . $  1.7  $  2.0
 6.0-10.0 percent promissory notes, generally payable
  annually through 2001 . . . . . . . . . . . . . . . . .   33.5    35.6
 6.96-11.55 percent equipment trust certificates to
  institutional investors generally payable in semi-
  annual installments of varying amounts through 2003 . .  133.8   158.1
 11.3 percent notes payable monthly through 2003. . . . .    9.6    10.7
                                                          $178.6  $206.4

    The fair value of non-traded, fixed rate outstanding debt, estimated using discounted cash flow analysis, approximates its carrying value. The Company is required to maintain certain financial ratios, as defined. Principal payments due during the next five years are: 1998 - $28.2; 1999 - $27.9; 2000 - $25.9; 2001 - $51.3; and 2002 - $24.0.

    The trustees of the equipment trusts have been assigned title to railcars with a cost of $303.8 at March 31, 1997 for the life of the respective equipment trusts. Leases relating to such railcars financed by equipment trust certificates have been assigned as collateral.

    Future minimum rental revenues on leases in each fiscal year are approximately $59.1 in 1998, $49.4 in 1999, $41.7 in 2000, $34.3 in 2001,
and $29.7 in 2002, and $120.1 thereafter.


Property, Plant and Equipment
                                                               March 31
                                                           1997        1996
(in millions)
 Land . . . . . . . . . . . . . . . . . . . . . . . .   $   34.5    $   34.7
 Buildings and improvements . . . . . . . . . . . . .      208.6       185.4
 Machinery. . . . . . . . . . . . . . . . . . . . . .      458.4       416.4
 Equipment on lease (predominately long-term) . . . .      413.7       353.7
 Construction in progress . . . . . . . . . . . . . .       21.3        16.9
                                                        $1,136.5    $1,007.1


Income Taxes
(in millions)

     The provision for federal income taxes is determined on a consolidated return basis. The significant components of the provision (benefit) for income taxes from continuing operations follows:

                                 Year Ended March 31
                          1997           1996           1995
     Current
          Federal. . .   $63.2          $70.0          $70.4
          State. . . .     8.0            7.0            7.3
                          71.2           77.0           77.7
     Deferred. . . . .    (3.6)         (12.5)         (29.5)
     Total . . . . . .   $67.6          $64.5          $48.2

     Deferred income tax is provided in the financial statements for differences between financial and taxable income. The components of deferred tax liabilities and assets follow:

                                                 March 31
                                              1997      1996
Deferred tax liabilities:
 Excess of tax depreciation over
  financial statement depreciation.........  $ 74.1    $ 75.7
     Total deferred tax liabilities........    74.1      75.7

Deferred tax assets:
  Pensions and other benefits..............    35.4      39.8
 Accounts receivable, inventory, and other
  asset valuation accounts.................     3.6       1.7
 Other.....................................    12.3       1.1
  Total deferred tax assets................    51.3      42.6
 Net deferred tax liabilities..............  $ 22.8    $ 33.1


The provision for income taxes from continuing operations results in effective tax rates different than the statutory rates. The reconciliation between the effective and statutory rates follows:


                                      Year Ended March 31
                                   1997      1996      1995

Statutory rate..............       35.0%     35.0%     35.0%
State taxes.................        2.3       3.2       4.0
Other.......................         -        0.7       0.6
Effective tax rate..........       37.3%     38.9%     39.6%

In fiscal 1997, 1996, and 1995 income taxes of $85.9, $118.1, and $55.9, respectively, were paid net of refunds received which includes amounts associated with Halter.


Employee Benefit Plans
(in millions)

     Pension plans are in effect which provide income and death benefits for eligible employees. The Company's policy is to fund retirement costs accrued to the extent such amounts are deductible for income tax purposes. Plan assets include cash, short-term debt securities, and other investments. Benefits are based on years of credited service and compensation.

     Net periodic pension expense for fiscal 1997, 1996, and 1995 included the following components:
                                                             Year Ended March 31
                                                        1997        1996        1995
Service cost-benefits earned during the period         $ 13.7      $  8.0      $  7.1
Interest cost on projected benefit obligation.            9.5         7.4         6.6
Actual return on assets. . . . . . . . . . . .          (13.0)      (16.9)       (6.2)
Net amortization and deferral. . . . . . . . .            3.7        10.1         0.3
Accrual of profit sharing contribution . . . .            4.6         3.6         3.2
Net periodic pension expense . . . . . . . . .         $ 18.5      $ 12.2      $ 11.0

Assumptions used for valuation of the projected
  benefit obligation were:
                                                             Year Ended March 31
                                                         1997        1996       1995
Discount rates . . . . . . . . . . . . . . . .           7.75%       7.75%      8.25%
Rates of increase in compensation levels . . .           4.75%       4.75%      5.25%
Expected long-term rate of return on assets. .           9.00%       9.00%      9.00%

Amounts recognized in the Company's Consolidated
 Balance Sheet follow:                                   March 31
                                                       1997    1996
Actuarial present value of benefit obligation:
  Vested benefit obligation. . . . . . . . . .        $ 82.1  $ 69.9
  Accumulated benefit obligation . . . . . . .        $ 95.6  $ 83.6
Projected benefit obligation . . . . . . . . .        $124.5  $112.4
Plan assets at fair value. . . . . . . . . . .         114.3    92.6
Projected benefit obligation
 in excess of plan assets. . . . . . . . . . .         (10.2)  (19.8)
Unrecognized net asset at April 1, 1985. . . .          (1.5)   (1.6)
Unrecognized net asset at January 1, 1986. . .          (0.7)   (0.7)
Unrecognized net loss at March 31. . . . . . .          17.0    22.3
Accrued pension expense. . . . . . . . . . . .        $  4.6  $  0.2

The Company has a contributory profit sharing plan for employees of the Company and certain affiliates. Under the plan, eligible employees are allowed to make voluntary pre-tax contributions. The Company's contribution to this plan, as defined, is based on consolidated earnings and dividends.


Contingencies

     In November 1996, a jury sitting in the United States District Court for the Southern District of New York returned a verdict against the Company and CIGNA, formally Aetna Insurance Company, in a retrial of an action brought against the Company by Morse/Diesel, Inc. for damages allegedly caused in the construction of the Marriott Marquis Hotel in Times Square, New York City, New York. A verdict was rendered in favor of Morse/Diesel in the amount of thirty-one million dollars plus interest from July, 1984. A verdict was rendered in favor of the Company on its counterclaim of six million dollars plus interest from December, 1984. The Company has been advised that it has substantial arguments against the validity of the verdict, and it will pursue all available avenues in the post-trial and appellate review processes.

     In May 1997, the United States Court of Appeals for the Federal Circuit rendered and remanded for trial in the District Court an appeal from an order of the United States District Court for the Western District of Pennsylvania entered on September 13, 1996 concerning a patent in the matter Johnstown America Corporation and JAC Patent Corporation, Plaintiffs- Appellants versus Trinity Industries, Inc. Defendant-Appellee. Trinity has been advised that it has legal and factual defenses, and Trinity will vigorously contest Johnstown America's claim for actual damages.

     While the ultimate liability in these matters is difficult to assess, it is management's belief that the final outcome is not likely to have a material adverse affect on the Company's consolidated financial position. However, there can be no assurance that the outcome of such litigation would not be material to the results of a particular reporting period.

     The Company is involved in various other claims and lawsuits incidental to its business. In the opinion of management, these claims and suits in the aggregate will not have a material adverse affect on the Company's consolidated financial statements.


Stockholder's Rights Plan

     The Company has adopted a Stockholder's Rights Plan. Effective April 27, 1989, the Company paid a dividend distribution of one purchase right for each outstanding share of the Company's $1.00 par value common stock. Each right entitles the stockholder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock at an exercise price of one hundred and seventy-five dollars. As amended, the rights are not exercisable or detachable from the common stock until ten business days after a person acquires beneficial ownership of ten percent or more of the Company's common stock or if a person or group commences a tender or exchange offer upon consummation of which that person or group would beneficially own ten percent or more of the common stock.

     If any person becomes a beneficial owner of ten percent or more of the Company's common stock other than pursuant to an offer, as defined, for all shares determined by certain directors to be fair to the stockholders and otherwise in the best interests of both the Company and its stockholders (other than by reason of share purchases by the Company), each right not owned by that person or related parties enables its holder to purchase, at the right's then current exercise price, shares of the Company's common stock having a calculated value of twice the right's exercise price.

     The rights, which are subject to adjustment, may be redeemed by the Company at a price of one cent per right at any time prior to their expiration on April 27, 1999 or the point at which they become exercisable.



Item 7.   Financial Statements and Exhibits

          (c)  Exhibits (Previously filed)

          Exhibit 27(1) - Financial Data Schedule

          Exhibit 99(1) - Press release of Registrant dated March 31, 1997







                                 SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              TRINITY INDUSTRIES, INC.




Date: June 26, 1997           By:  \s\  F. Dean Phelps
                              F. Dean Phelps
                              Vice President